Exhibit 10.3

SECOND AMENDMENT TO

CHANGE IN CONTROL AGREEMENT

THIS SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT (this “Amendment”) is made and entered into as of September 20, 2013, by and between SENOMYX, INC., a Delaware corporation (the “Company”), and John Poyhonen (the “Employee”).

RECITALS:

A.            The Employee and the Company entered into a certain Amended and Restated Change in Control Agreement dated December 31, 2008, as amended (the “CIC Agreement”).  Terms used herein and not otherwise defined herein have the same meaning given in the CIC Agreement.

B.            The Company and Employee wish to amend the CIC Agreement as set forth below.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows effective as of the Promotion Date (as defined in that certain Employment Letter Agreement by and between the Employee and the Company of even date herewith):

1.             Section 1(b) of the CIC Agreement is hereby amended and restated to read in its entirety as follows:

“(b)         Employee shall be entitled to receive a lump sum cash payment in an amount equal to one hundred fifty percent (150%) of Employee’s Annual Pay (as defined below), payable on the Effective Date specified in the Release (as defined below) delivered by Employee to the Company following such Change in Control.  The foregoing payments shall be subject to standard deductions and withholdings.”

2.             Choice of Law. This Amendment is made and entered into in San Diego, California, and it shall be construed and interpreted in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.             Effect of Amendment.  The Company and Employee hereby agree that all other terms and conditions of the CIC Agreement shall remain in full force and effect except as modified by this Amendment.

4.             Counterparts.  This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

“Company”	SENOMYX, INC.
a Delaware corporation

	By:	/s/ KENT SNYDER
	Name:	Kent Snyder
	Title:	CEO and Chairman of the Board

“Employee”	/s/ JOHN POYHONEN
John Poyhonen

[SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT]